                                                          Exhibit 10.18


                             RIGHTS AND LICENSE AGREEMENT

                            DATED AS OF DECEMBER 19, 1996

                                     BY AND AMONG

                            HOUSTON TRACKER SYSTEMS, INC.

                                         AND

                  ASIA BROADCASTING AND COMMUNICATIONS NETWORK, LTD.

                              RIGHTS AND LICENSE AGREEMENT

         THIS RIGHTS AND LICENSE AGREEMENT (this "Agreement") is entered into as of December 19, 1996, by and between Asia Broadcasting and Communications Network, Ltd., a Bermuda corporation ("ABCN"), and Houston Tracker Systems, Inc., a company incorporated under the laws of the State of Colorado, United States of America ("HTS").

          WHEREAS, Asia Broadcasting and Communications Network Public Company Limited, a Thai corporation ("ABCN Thailand"), the predecessor company to ABCN, and EchoStar International Corporation ("EIC") are parties to a Memorandum of Understanding dated as of June 15, 1996 (the "MOU"), as amended, regarding various commercial matters, and ABCN and EIC desire to incorporate the terms of such MOU into a binding set of agreements;

          WHEREAS, the EchoStar Affiliates (as defined below) have developed expertise in the design, construction and operation of a direct broadcast satellite ("DBS") transmission system (a "DBS System") in connection with the DBS System operated in the United States (the "EchoStar System") by the EchoStar Affiliates and ABCN desires to obtain the benefit of such expertise of HTS and other EchoStar Affiliates in connection with the design, construction, implementation and operation of ABCN's proposed DBS System in Asia (the "ABCN System");

          WHEREAS, ABCN desires to license from HTS certain Software (as defined below) to be used in connection with the operation of the ABCN System;

          WHEREAS, ABCN desires HTS to license to certain Acceptable Asian Manufacturers (as defined below) the right to produce and distribute Licensed Receiver Products (as defined below) which may be used in connection with the ABCN System;

          WHEREAS, ABCN desires that HTS grant certain other rights to ABCN in connection with the design, construction, implementation and operation of the ABCN System; and

          WHEREAS, in return for the efforts of EchoStar Communications Corporation ("ECC") to cause its subsidiary HTS to provide such licenses and grants of other rights hereunder, ABCN is granting to ECC options (the "Rights Options") to purchase an aggregate of 14,000,000 shares of ABCN at price of $1.15 per share on the terms and conditions set forth in those certain Rights Option Agreements dated as of the date hereof (the "Rights Option Agreements").

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         1.  DEFINITIONS.

              1.1. ECHOSTAR AFFILIATES. "EchoStar Affiliates" shall mean EchoStar Communications Corporation and its subsidiaries and Affiliates.

              1.2. LICENSED RECEIVER PRODUCTS. "Licensed Receiver Products" shall mean the MPEG II DVB compliant integrated digital DBS receiver decoder products, and the satellite dishes, remote controllers, related equipment and accessories sold by HTS or its Affiliates with such DBS receiver decoder products as to which HTS or any other EchoStar Affiliate has the right to license or sublicense, including those set forth on SCHEDULE 1 hereto, (i) which (a) are currently offered commercially by or on behalf of EchoStar Affiliates (including HTS) and are identified internally as the "Baker" platform (as such identification may be changed from time to time), including any modifications or enhancements to such platform developed and introduced commercially by or on behalf of EchoStar Affiliates (including HTS), or (b) during the term of this Agreement are offered commercially by or on behalf of EchoStar Affiliates (including HTS) and are identified internally as the "Charlie" platform (as such identification may be changed from time to time), including any modifications or enhancements to such platform developed and introduced commercially by or on behalf of EchoStar Affiliates (including
HTS), and (ii) which (x) are capable of reception of programming services offered by the DBS network presently known as the Dish Network and owned and operated in the United States by EchoStar Affiliates or (y) have been modified under this Agreement to receive signals transmitted by one or more of the BSS, Ku-band direct broadcasting satellites included in ABCN's L-Star satellite system.

              1.3. ECHOSTAR SOFTWARE. "EchoStar Software" shall mean: the software developed and owned exclusively by EchoStar Affiliates which is resident in the Licensed Receiver Products or the EchoStar System, including that set forth on SCHEDULE 2-A hereto.

              1.4. SOFTWARE. "Software" shall mean, collectively, the EchoStar Software and the Third Party Software.

              1.5. THIRD PARTY SOFTWARE. "Third Party Software" shall mean all software which is resident in the Licensed Receiver Products or used or useful in the ABCN System for which the intellectual property rights do not belong solely to EchoStar Affiliates, including that set forth on SCHEDULE 2-B hereto.

              1.6. SYSTEMS DEVELOPMENT. "Systems Development" shall mean the systems development and integration matters contemplated in the Systems Integration Agreement.

              1.7. SYSTEMS INTEGRATION AGREEMENT. "Systems Integration Agreement" shall mean that certain Systems Development and Integration Agreement dated as of the date hereof by and between ABCN and HTS.

              1.8. NON-HTS RECEIVER TECHNOLOGY. "Non-HTS Receiver Technology" shall mean all proprietary technology, technical data and other information known to any EchoStar Affiliate contained in or relating to the Licensed Receiver Products (not including Third Party Software), but which is not owned by any EchoStar Affiliate or as to which no EchoStar Affiliate has sufficient rights to license to third parties, including that described more fully on SCHEDULE 3 hereto.

              1.9. NON-HTS SYSTEMS DEVELOPMENT TECHNOLOGY. "Non-HTS Systems Development Technology" shall have the meaning ascribed to such term in the Systems Integration Agreement.

              1.10. TERRITORY. "Territory" shall mean the countries in which ABCN operates a DBS System, from time to time, throughout the continent of Asia, including all geographic and political subdivisions thereof.

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              1.11.  AFFILIATE.  An "Affiliate" shall mean, with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person or entity, where "control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

         2. THE ABCN SYSTEM. HTS acknowledges that ABCN desires to implement a fully integrated DBS System based in part on certain technology utilized by the EchoStar System to offer direct broadcast satellite television services throughout the Territory. Implementing the ABCN System will involve (a) Systems Development, (b) the use, in connection with such Systems Development, of the Software, which has been developed or obtained by HTS or other EchoStar Affiliates for use in the EchoStar System, and (c) the manufacture and distribution to consumers of Licensed Receiver Products (as modified for the Territory in accordance with the terms herein) which will enable such consumers to have access to the signals transmitted using the systems developed pursuant to the Systems Integration Agreement.

         3.  ACCESS RIGHTS.

              3.1. ACKNOWLEDGMENT. HTS acknowledges the complexity of the ABCN System and that in order for ABCN to operate a DBS System (and realize value from the Software and Licensed Receiver Products), ABCN needs to develop a thorough understanding and working knowledge thereof, including in particular principles and procedures for operation and maintenance of a digital broadcast center, which the parties agree shall be obtained through the implementation of the activities contemplated in Section 3.2 below.

              3.2. DISCLOSURE. From and after the execution of this Agreement, HTS agrees to disclose to ABCN, and to afford ABCN full, complete and open access (in a manner reasonably designed by HTS to minimize disruption to its business and maintain the integrity of its files or other information retention system) to, all information (whether existing or subsequently created or obtained) reasonably requested by ABCN which embodies, supplements or is otherwise necessary or helpful in understanding the EchoStar System, the Non-HTS Systems Development Technology (subject to any written and binding confidentiality limitations to which HTS or other EchoStar Affiliates may be subject), the Software and Licensed Receiver Products and the Non-HTS Receiver Technology (subject to any written and binding confidentiality limitations to which HTS or other EchoStar Affiliates may be subject); provided, however, that HTS shall not be required under this Agreement to provide ABCN with any proprietary technology or other information except such proprietary technology and information which is relevant to the ABCN System, based upon the BSS, Ku-band direct broadcasting satellites included in ABCN's L-Star satellite system. Such access shall include on-site visits to the digital broadcast center operated by EchoStar Affiliates in Cheyenne, Wyoming (the "Cheyenne Broadcast Facility") and other locations where the EchoStar System is deployed (subject to reasonable restrictions of HTS or other EchoStar Affiliates to physical areas which are "high security"), access by ABCN personnel, consultants, and other representatives to relevant documents describing the EchoStar System, the Non-HTS Systems Development Technology, the Software and Licensed Receiver Products and the Non-HTS Receiver Technology, and reasonable opportunities to confer with HTS technical personnel who are knowledgeable in and experienced with the same, at reasonable times and in such manner as is reasonably specified by HTS to minimize disruption to its business. HTS shall determine which information or documents are to be disclosed pursuant to this Section, using its reasonable judgment, acting in good faith. In the event that HTS determines that certain documents or information to which ABCN requests access are not relevant and are not to be disclosed pursuant to this Section, HTS shall provide to ABCN a written description of the reasons for non-disclosure.

              3.3. USE OF INFORMATION. Subject to Sections 13.3, 13.4 and 14 below, HTS hereby grants to ABCN, and ABCN hereby accepts, a limited, perpetual, non-transferable, non-exclusive, royalty-free right and license (or sub-license in the case of information of which HTS is the licensee of licensors other than EchoStar Affiliates) to copy, use and deal with the information described in Section 3.2 (except in the case of documents and information included in the Non-HTS Systems Development Technology and Non-HTS Receiver Technology, to the extent that HTS and other EchoStar Affiliates are prohibited from granting such rights) solely for the purposes of the construction, operation and maintenance of the ABCN System. Disclosure to ABCN of confidential information under this Section may be made subject to ABCN entering into reasonable confidentiality agreements required by third parties with rights in portions of the Non-HTS Receiver Technology and Non-HTS Systems Development Technology.

         4.  PROPRIETARY SOFTWARE LICENSE.

              4.1. ECHOSTAR SOFTWARE LICENSE. Subject to Section 4.2 hereof, HTS hereby grants to ABCN, and ABCN hereby accepts, a limited, non-transferable, non-exclusive, royalty-free right and license to install, operate, utilize and administer the EchoStar Software, in the form of machine readable object code, except as provided below (and a substantially similar sub-license, in the case of the Third Party Software which HTS is permitted to sub-license, if any), solely for use in providing DBS service in the Territory as part of the ABCN System (the "Software License"). Such right and license shall be for a term from the date hereof through the end of the useful lives of the satellites comprising ABCN's L-Star satellite system.

              4.2. LIMITATIONS ON RIGHTS. The EchoStar Software (including any derivative works or modifications thereof) shall at all times remain the exclusive property of HTS, or its licensors, as the case may be, and except as provided below, ABCN shall not disclose the Software to any third party (other than with respect to the EchoStar Receiver Software to an Acceptable Asian Manufacturer with a Receiver License (as defined below) from HTS or other EchoStar Affiliate) for any purpose whatsoever, or grant or attempt to grant sub-licenses in respect of the EchoStar Software, without HTS's prior written consent, which consent may be withheld by HTS in its absolute discretion. Except as provided below, ABCN shall not copy the EchoStar Software (other than back-up copies for ABCN's own use), disassemble, decompile or reverse engineer any of the EchoStar Software, or incorporate any of the EchoStar Software into any other software or products (except to the extent permitted under this Agreement or the Receiver Licenses contemplated hereby) without HTS's prior written consent, which consent may be withheld by HTS in its absolute discretion.

              4.3. NO WARRANTY. ABCN acknowledges and agrees that the EchoStar Software licensed to ABCN hereunder is licensed on an "as-is" basis, and that HTS makes no warranty whatsoever as to the usefulness of the EchoStar Software for any particular purpose.

         5.  RIGHT TO PURCHASE LICENSED RECEIVER PRODUCTS.

              5.1. RIGHT TO PURCHASE. ABCN shall have the right, from time to time, to purchase Licensed Receiver Products in such quantities as ABCN may specify and which the EchoStar Affiliates can, in their reasonable judgment, deliver to ABCN. The price of such purchase shall be no less favorable than the price of the same goods to other customers of HTS and other EchoStar Affiliates under like terms and conditions (taken as a whole) and shall include commercially reasonable terms of delivery to ABCN's premises or other locations. HTS shall provide to ABCN, from time to time upon reasonable request, a list of the prices and terms for purchase of Licensed Receiver Products complying with the foregoing provisions of this Section.

              5.2. PURCHASE ORDERS. Any orders by ABCN for Licensed Receiver Products manufactured by or on behalf of HTS or any other EchoStar Affiliates must be evidenced by a written purchase order (a "Purchase Order"). Each Purchase Order shall be subject to confirmation and acceptance by HTS or the relevant EchoStar Affiliate, and shall be a binding commitment by ABCN upon written notice of acceptance by HTS to ABCN in accordance with the terms of the Purchase Order. Any failure to confirm a Purchase Order shall not be deemed acceptance by HTS. HTS (or the relevant EchoStar Affiliate) will use reasonable commercial efforts to fulfill all Purchase Orders issued by ABCN which meet the requirements of this Section 5.
Purchase Orders shall state only: (i) identity of goods; (ii) quantity of goods; (iii) purchase price of goods; (iv) requested ship date of goods and
(v) the date by which the Purchase Order must be accepted but in no event less than 5 business days from receipt of the P.O. by HTS. Any additional terms stated in a Purchase Order shall not be binding upon HTS unless expressly agreed to in writing by HTS. In the event of any conflict between the terms of a Purchase Order and the terms of this Agreement, the terms of this Agreement shall prevail.

              5.3. PURCHASE OF MODIFIED PRODUCTS. To the extent that ABCN wishes to order any Licensed Receiver Products from HTS which differ in any material respect from the same product manufactured by or on behalf of any EchoStar Affiliate for use in connection with the Dish Network operated by the EchoStar Affiliates in the United States, HTS shall have no obligation to provide such Licensed Receiver Products to ABCN unless the parties reach a mutually satisfactory agreement in writing on any (i) modifications or enhancements to the Licensed Receiver Products pursuant to this Agreement;
(ii) applicable volume commitments of ABCN, (iii) responsibility for any non-recurring expenses associated with production; and (iv) other reasonable commercial terms.

              5.4. MANUFACTURE FOR ABCN SYSTEM. ABCN hereby authorizes and licenses HTS or any other EchoStar Affiliate HTS designates to manufacture and sell Licensed Receiver Products to distributors, dealers and consumers in the Territory. HTS and other EchoStar Affiliates shall be entitled to utilize, for the purposes of such manufacturing, either its own facilities or the facilities of any third party manufacturer which, at the time HTS or other EchoStar Affiliate manufactures any Licensed Receiver Product, also manufactures in the United States or elsewhere Licensed Receiver Products for HTS and or other EchoStar Affiliates for use in connection with the Dish
Network in the United States.   Notwithstanding the foregoing authorization,
HTS and other EchoStar Affiliates shall be under no obligation to manufacture any Licensed Receiver Products for sale in the Territory unless it chooses to do so in its sole discretion. In the event HTS or any other EchoStar Affiliate does manufacture Licensed Receiver Products for sale in the Territory, ABCN shall provide to HTS or other EchoStar Affiliate marketing assistance, designed to enhance the sales prospects for such products, of the same type and on terms (taken as a whole) which are no less favorable than any such marketing assistance provided by ABCN to the Acceptable Asian Manufacturers with Receiver Licenses. For purposes of this Section 5.4, the term "marketing assistance" shall include without limitation any economic subsidization of the manufacturing costs of the Licensed Receiver Product for sale in the Territory.

         6.  LICENSE TO THIRD PARTY MANUFACTURERS.

              6.1. LICENSE FOR LICENSED RECEIVER PRODUCTS. HTS or the relevant EchoStar Affiliate shall grant, to two Acceptable Asian Manufacturers (as defined below) selected by ABCN as provided in Section 6.3, a limited, non-exclusive right and license to manufacture, sell and distribute any or all of the Licensed Receiver Products intended solely for use within the Territory, each of which licenses shall be governed by and subject to a License Agreement described in Section 6.2 (each, a "Receiver License"). Each Receiver License shall be for a term of not less than [CONFIDENTIAL MATERIAL REDACTED] following execution of the License Agreement for such Receiver License, and shall provide for options for the Acceptable Asian Manufacturer to extend the Receiver License (i) for an additional [CONFIDENTIAL MATERIAL REDACTED] term and (ii) from the end of such additional term through the end of the useful lives of the satellites comprising ABCN's L-Star satellite system, in each case subject to the right of HTS or the relevant EchoStar Affiliate to refuse to extend the Receiver License in good faith, for good commercial reasons. To the extent that the Licensed Receiver Products contain Third Party Software or Non-HTS Receiver Technology that none of the EchoStar Affiliates have the right to sub-license to ABCN, HTS will use reasonable commercial efforts to assist ABCN in obtaining a license or agreement to license that will entitle the two Acceptable Asian Manufacturers to manufacture, sell and distribute any or all of the Licensed Receiver Products including such Third Party Software or Non-HTS Receiver Technology within the Territory.

              6.2. LICENSE AGREEMENT. Each Receiver License shall be on substantially the terms and conditions set forth in the License Agreement attached as EXHIBIT A hereto, the terms of which shall provide for a royalty of [CONFIDENTIAL MATERIAL REDACTED] of Licensed Receiver Products packaged for sale or delivery to a single consumer in the Territory where ABCN provides DBS services. In the event that HTS or any other EchoStar
Affiliate: (i) grants a license to another manufacturer (other than pursuant to this Agreement) to manufacture, sell and distribute MPEG II DVB compliant integrated digital DBS receiver decoders ("DBS IRDs") within the Territory; and (ii) receives a [CONFIDENTIAL MATERIAL REDACTED] royalty from any such manufacturer of less than [CONFIDENTIAL MATERIAL REDACTED] (the "Lower Royalty") for the manufacture, sale and distribution of DBS IRD's intended solely for use within the Territory, then each Acceptable Asian Manufacturer's [CONFIDENTIAL MATERIAL REDACTED] royalty of
[CONFIDENTIAL MATERIAL REDACTED] shall be reduced to the same amount as the Lower Royalty; provided, however, that if the Lower Royalty only becomes due to HTS or other EchoStar Affiliate from the third

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party manufacturer after the manufacture and sale of a certain number of units [CONFIDENTIAL MATERIAL REDACTED], the Acceptable Asian Manufacturers shall not be entitled to the Lower Royalty unless and until the Lower Royalty becomes payable to HTS or other EchoStar Affiliate. The two Receiver Licenses collectively may include an aggregate up-front fee of [CONFIDENTIAL MATERIAL REDACTED]. HTS shall use reasonable commercial efforts to enter into the Receiver Licenses with the two Acceptable Asian Manufacturers as soon as practicable after such companies have been selected by ABCN as provided in Section 6.4.

              6.3. TERMINATION RIGHT. If HTS does not enter into any Receiver License, despite its efforts under Section 6.1 and 6.2, within 180 days after the first Acceptable Asian Manufacturer is selected by ABCN, and ABCN determines in its reasonable judgment acting in good faith that such failure prevents ABCN from realizing any significant benefit from this Agreement, ABCN shall have the right, by written notice to HTS, to terminate this Agreement and the Rights Options. In the event of such termination, each party shall have the right (unilaterally), by written notice to the other party, to terminate the Systems Integration Agreement and the Systems Development Option. HTS shall be entitled to retain amounts paid under any agreements so terminated to the extent that such payments are for services performed or costs incurred by HTS, and shall be entitled to receive any further amounts which it has earned, and shall refund any other amounts received thereunder. ABCN shall be entitled to retain any benefits from services received prior to such termination, and shall return any property of HTS in ABCN's possession, and continue to abide by all confidentiality provisions in the terminated agreements. These obligations under this section shall survive termination of this Agreement.

              6.4. ACCEPTABLE ASIAN MANUFACTURER. "Acceptable Asian Manufacturer" shall include (i) the companies described on SCHEDULE 4 to this Agreement, and (ii) any other manufacturer located in the Territory that is competent and capable of manufacturing consumer electronic products to world market specifications as demonstrated, INTER ALIA, by the presence of such manufacturer in world or regional markets for consumer electronic products; provided that any Acceptable Asian Manufacturer under (i) or (ii) above is approved by HTS in accordance with the remaining provisions of this Section 6.4, which approval shall not be unreasonably withheld or delayed. To select Acceptable Asian Manufacturers under this Agreement, ABCN shall notify HTS in writing of an initial designation of one or more Acceptable Asian Manufacturers pursuant to this Section. HTS shall have a reasonable opportunity (not to exceed 60 days), with the assistance of ABCN (if requested by HTS), to investigate the operations and capabilities of each such Acceptable Asian Manufacturer. HTS may, at any time during such investigation period, reject the designation of such entity, provided that such rejection is made in good faith for good commercial reasons. If any such Acceptable Asian Manufacturer is not rejected by HTS and does not have its designation withdrawn by ABCN during such investigation period, such Acceptable Asian Manufacturer shall be deemed to have been "selected" by ABCN for purposes of this Agreement.

              6.5. SUB-LICENSE FOR ASSEMBLY PURPOSES. Subject to the terms and conditions of the Receiver Licenses, the Acceptable Asian Manufacturers with Receiver Licenses shall have the right to sub-license to third parties the rights to assemble the Licensed Receiver Products for sale or distribution in the Territory by ABCN or such Acceptable Asian Manufacturers.


              6.6. UNRESTRICTED RIGHTS. Notwithstanding anything to the contrary contained herein, it is understood and agreed that HTS shall not be restricted from and shall retain unlimited rights to, among other things, manufacture, assemble, distribute, lease and sell the Licensed Receiver Products within the Territory during the term of this Agreement. Such retained rights shall include without limitation the rights to distribute, lease and sell the Licensed Receiver Products to ABCN, Acceptable Asian Manufacturers, distributors, dealers and subscribers to ABCN's System, but ABCN, Acceptable Asian Manufacturers and subscribers to ABCN's System shall have no obligation to purchase, lease or otherwise obtain Licensed Receiver Products from HTS except as otherwise agreed.

         7.  MODIFICATION OF SOFTWARE AND LICENSED RECEIVER PRODUCTS.

              7.1. MODIFICATIONS AND ENHANCEMENTS OF THE ECHOSTAR RECEIVER SOFTWARE.

                   (a) ABCN (directly or through an Acceptable Asian Manufacturer with a Receiver License) shall be entitled to request HTS to perform, or cause the applicable EchoStar Affiliate to perform, modifications or enhancements (each a "Request") to the EchoStar Software resident in the Licensed Receiver Products (the "EchoStar Receiver Software") which (i) are necessary or desirable (in ABCN's reasonable determination) for the utilization, sale or marketing of the Licensed Receiver Products by or to consumers in the Territory in conjunction with the ABCN System, and (ii) require knowledge of and access to the source code (the "Source Code") for the EchoStar Receiver Software in order to perform the modification or enhancement which is the subject of the Request. Upon receipt of each Request, HTS (or other applicable EchoStar Affiliate) and ABCN (or the Acceptable Asian Manufacturer, as the case may be) shall in good faith discuss and agree in writing upon an acceptable delivery date (the "Delivery Date") for the modification or enhancement which is the subject of the Request. ABCN (or the Acceptable Asian Manufacturer) shall be responsible, to the extent possible given its lack of knowledge of the Source Code, for development of the technical specifications for the modification or enhancement requested. HTS (or other applicable EchoStar Affiliate) shall use commercially reasonable efforts to effect such modifications and enhancements by the agreed Delivery Dates. All changes to a Request that may be requested by ABCN (or the Acceptable Asian Manufacturer) (i) must be submitted in writing to HTS (or other applicable EchoStar Affiliate) in the form of a change order and
(ii) will extend the original Delivery Date by an amount of time HTS (or other applicable EchoStar Affiliate) and ABCN (or the Acceptable Asian Manufacturer, as the case may be) in good faith discuss and agree in writing (or, if they do not so agree, as reasonably determined by HTS (or other applicable EchoStar Affiliate) and confirmed to ABCN (or the Acceptable Asian Manufacturer, as the case may be) in writing (a "Revised Delivery Date").

                   (b) Notwithstanding any payment to HTS (or other applicable EchoStar Affiliate) for the services contemplated in this Section 7.1, any and all intellectual property rights which result from the development of the modifications or enhancements hereunder shall remain the sole and exclusive property of HTS (or other applicable EchoStar Affiliate); provided, however, that "EchoStar Software" and "Licensed Receiver Products" shall include such software and products as modified or enhanced hereunder and each Acceptable Asian Manufacturer with a Receiver License shall receive a royalty free license to use such modifications and enhancements for the sole purpose of manufacturing and selling Licensed Receiver Products for use with the ABCN System in the Territory during the term of such Acceptable Asian Manufacturer's Receiver License.

                   (c) For the services rendered by HTS or its Affiliates pursuant to Section 7.1 above, ABCN (or the Acceptable Asian Manufacturers) shall (i) pay HTS the hourly rates for its personnel set forth on SCHEDULE 5 (as such Schedule may be amended with the written approval of both parties to specify rates for new personnel), which rates shall be increased on January 1, 1998 and each anniversary thereof by the increase in the Consumer Price Index during the preceding year and (ii) to reimburse HTS for its out of pocket costs (subject to the prior approval requirements set forth in SCHEDULE 5 hereto) which are reasonably incurred by HTS in connection with providing services hereunder. All such payments and reimbursements shall be made without any withholding by ABCN for non-U.S. taxes, as provided in Section 17.7.

              7.2. MODIFICATIONS AND ENHANCEMENTS OF THE ECHOSTAR RECEIVER SOFTWARE BY ABCN OR AN ACCEPTABLE ASIAN MANUFACTURER.

                   (a) Nothing in this Agreement shall prohibit ABCN, or an Acceptable Asian Manufacturer (under the terms and conditions of a Receiver License), from performing modifications or enhancements to the EchoStar Receiver Software which do not require knowledge of and access to the Source Code. Any and all intellectual property rights which result from the development of the modifications or enhancements (including any derivative works of the EchoStar Software) hereunder by ABCN or an Acceptable Asian Manufacturer shall be promptly disclosed and delivered to HTS and shall become and remain (at no cost to HTS or other applicable EchoStar Affiliate) the sole and exclusive property of HTS (or other applicable EchoStar Affiliate); provided, however, that "EchoStar Software" and "Licensed Receiver Products" shall include such software and products as modified or enhanced hereunder and each Acceptable Asian Manufacturer shall receive a royalty free license to use such modifications and enhancements for the sole purpose of manufacturing and selling Licensed Receiver Products for use with the ABCN System in the Territory during the term of such Acceptable Asian Manufacturer's Receiver License.

                   (b) In the event that (i) HTS determines, acting in good faith, that it will not be able to modify and adapt the EchoStar Receiver Software in the manner required by Section 7.1 in sufficient time to enable ABCN and the Acceptable Asian Manufacturers to commence manufacture of the Licensed Receiver Products by the Delivery Date, or (ii) HTS is more than 90 days late beyond any of the Delivery Dates or any Revised Delivery Date, ABCN shall have the right to develop such modifications to the EchoStar Receiver Software (including the Source Code thereof), either alone or in conjunction with one or more Acceptable Asian Manufacturers which has a valid Receiver License in effect.

                   (c) In the event that HTS (or other applicable EchoStar Affiliate) determines in good faith that a Request, as submitted to HTS (or other applicable EchoStar Affiliate), cannot be developed or implemented for valid technical reasons, or that it would be inadvisable to do so for technical reasons, ABCN shall discuss in good faith with HTS (or other applicable EchoStar Affiliate) the reasons for such determination. In no event shall HTS (or other applicable EchoStar Affiliate) be required to perform a modification or enhancement which, in its good faith reasonable technical determination, which has been fully explained to ABCN, is not capable of being performed or would severely adversely affect the performance of the Licensed Receiver Products in the Territory.

              7.3. SOURCE CODE LICENSE. HTS (or other applicable EchoStar Affiliate) shall have no obligation to deliver Source Code to ABCN or any Acceptable Asian Manufacturer except as expressly set forth in this Section 7.3. Upon the occurrence of the events described in Section 7.2(b)(i) or (ii), HTS (or other applicable EchoStar Affiliate) shall deliver to ABCN (or the Acceptable Asian Manufacturer, depending on which entity made the Request for which the services were not performed under the terms of Section 7), a copy of such portions of the Source Code as is reasonably required to perform the Request which HTS (or other applicable EchoStar Affiliate) declined or failed to perform. Subject to the provisions of Sections 4.1 and 4.2 above, concurrent with such delivery of Source Code, HTS (or other applicable EchoStar Affiliate) shall be deemed to have granted to ABCN, and ABCN shall be deemed to have accepted, a limited, nonexclusive royalty-free right and license, either alone or (as determined by ABCN) in conjunction with one or more of the Acceptable Asian Manufacturers, to use a single copy of the Source Code at an ABCN or Acceptable Asian Manufacturer facility identified to HTS solely for purposes of developing such modifications. As part of such right and license, ABCN and each Acceptable Asian Manufacturer assisting with such modifications shall be authorized to make and maintain one copy of the Source Code for backup and archival purposes. ABCN shall promptly notify HTS of each modification to the Source Code developed by or for ABCN or an Acceptable Asian Manufacturer which is implemented in a Licensed Receiver Product and shall furnish a complete copy of the modified Source Code to HTS. Such modifications shall be the proprietary confidential information of HTS, and ABCN and the Acceptable Asian Manufacturer shall be expressly prohibited from transferring or disclosing the Source Code to any third party without the prior written authorization of HTS (which may be withheld in HTS' absolute discretion) and shall disclose the Source Code to its employees, agents and contractors on a strict need-to-know basis only. ABCN and each Acceptable Asian Manufacturer assisting with such modifications shall maintain written records, which shall be available for inspection by HTS on reasonable notice, of all such persons who have had access to the Source Code and the period(s) of time for which such access was granted. ABCN and each Acceptable Asian Manufacturer assisting with such modifications shall expressly advise each such person of the confidential nature of the Source Code and applicable prohibitions on copying and disclosure. For purposes hereof, the term "Source Code" shall mean the Source Code for the EchoStar Receiver Software related to the particular modifications to be made in accordance with this Agreement, in the internally documented form actually used for development and maintenance of the EchoStar Receiver Software, together with all software tools, development aids and technical documentation possessed and owned by HTS which are necessary or helpful in the modification and maintenance of the EchoStar Receiver Software, but not including code subject to confidentiality or license restrictions (in the case of Third-Party Software) precluding disclosure to ABCN. For payment as specified in Section 7.1(c), HTS will use commercially reasonable efforts to support ABCN's and each Acceptable Asian Manufacturer's efforts to modify the Source Code and will provide ABCN and each Acceptable Asian Manufacturer assisting with such modifications with the names of persons knowledgeable about and familiar with such Source Code to assist ABCN and such Acceptable Asian Manufacturer with questions thereon.

         8. OPTIONS. Subject to the obligations of HTS hereunder, ABCN is granting to ECC the Rights Options.

         9.  UNAUTHORIZED USE OF TECHNOLOGY; INDEMNIFICATION.

              9.1. NOTIFICATION. Each party shall notify the other party promptly in writing of any actual or alleged unauthorized third party use or misappropriation of the Software or the Licensed Receiver Products and shall provide any available evidence thereof.

              9.2.  PROSECUTING MISUSE OR MISAPPROPRIATION.

                   (a) HTS shall have the right, but shall not be obligated, to prosecute at its own expense any such misuse or misappropriation of the Software and Licensed Receiver Products, and HTS hereby agrees that ABCN may join HTS as a party plaintiff in any such suit, at ABCN's expense. The total cost of any such action commenced or defended solely by HTS shall be borne by HTS, and HTS shall keep any recovery or damages derived therefrom.

                   (b) During the term of this Agreement, if HTS declines to pursue a claim against a third party for misuse or misappropriation of the Software and Licensed Receiver Products in the Territory within 60 days after learning of the same, ABCN shall have the right, but shall not be obligated, to prosecute at its own expense any such misuse or misappropriation of the Software and Licensed Receiver Products in the Territory, and ABCN hereby agrees that HTS may join ABCN as a party plaintiff in any such suit, at HTS's expense. The total cost of any such action commenced or defended solely by ABCN shall be borne by ABCN, and ABCN shall keep any recovery or damages derived therefrom.

                   (c) In the event ABCN and HTS jointly prosecute misuse or misappropriation of the Software and Licensed Receiver Products in the Territory by a third party, the parties shall each bear their own expense, and the costs of any recovery shall be allocated (i) first to the payment of the parties' expenses, on a proportional basis, and (ii) any award above the expenses shall be divided fifty percent (50%) to ABCN and fifty percent (50%) to HTS.

              9.3.  INDEMNIFICATION BY HTS.  Subject to the provisions of
Section 10 below, HTS will, at its expense (including all costs of any appeal bond), defend ABCN against, and pay all costs and damages made in settlement approved by HTS in writing or awarded (by a final order of a court of competent jurisdiction) against ABCN resulting from, any and all Claims (as defined below) based on an allegation that the EchoStar Software or any component of the Licensed Receiver Products infringes a U.S. patent, copyright, trademark, trade secret or other proprietary right of any third party, provided that ABCN (i) gives HTS prompt written notice of any such Claim, (ii) allows HTS to direct the defense and settlement of the Claim, and
(iii) provides HTS with the information and assistance necessary for the defense and settlement of the Claim. If a final injunction is obtained in an action based on any such Claim against ABCN's use of such EchoStar Software or any such component of the Licensed Receiver Products by reason of such infringement, or if in HTS's opinion such an injunction is likely to be obtained, HTS shall either (a) obtain for ABCN the right to continue using the EchoStar Software or the infringing component, or (b) provide such services as may be necessary to modify the EchoStar Software or the infringing component so that it becomes noninfringing. For purposes of this Agreement, "Claims" shall mean all demands, claims, actions or causes of action by third-parties (other than Affiliates of ABCN) resulting in assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses to ABCN or its Affiliates, including, without limitation, interest, penalties and attorneys' fees and disbursements.

              9.4. INDEMNIFICATION BY ABCN. ABCN will, at its expense (including all costs of any appeal bond), defend HTS against, and pay all costs and damages made in settlement approved by ABCN in writing or awarded (by a final order of a court of competent jurisdiction) against HTS resulting from, any Claim based on an allegation that actions taken by ABCN to modify the EchoStar Software or any component of the Licensed Receiver Products or to include such EchoStar Software or component in another product produced by or on behalf of ABCN, infringes an Asian patent, copyright, trademark, trade secret or other proprietary right of any third party, provided that HTS (i) gives ABCN prompt written notice of any such Claim, (ii) allows ABCN to direct the defense and settlement of the Claim, and (iii) provides ABCN with the information and assistance necessary for the defense and settlement of the Claim.

              9.5. LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing provisions of this Section, the parties acknowledge that HTS is aware of certain potential disputes or Claims of infringement described on SCHEDULE 6 regarding the portions of the EchoStar Software and the components described in such SCHEDULE 6, and neither HTS nor ABCN shall have any indemnification obligations with respect to any alleged or actual infringement by the portions of the EchoStar Software and the components described in such SCHEDULE 6. ABCN acknowledges that the listing of any entity or technology on SCHEDULE 6 hereto shall not be considered in any manner an admission by HTS or any Affiliate thereof with respect to the intellectual property rights of any entity or to any technology listed on such SCHEDULE 6.

         10.  LIMITATIONS OF LIABILITY.

         HTS's maximum liability to ABCN for violations or breaches of this Agreement (other than fraud) shall not exceed an amount in U.S. dollars equal to
(i) (A) the lesser of $3.45 and the per share fair market value of one ABCN share, MULTIPLIED BY (B) the 14,000,000 shares of ABCN that are subject to the Rights Options (or, in the event that one or none of the Receiver Licenses have been entered into, 7,000,000 shares of ABCN), LESS (ii) the aggregate exercise price for such shares under the Rights Option(s), where "fair market value" shall be deemed for this purpose to equal (x) the average closing price of the ABCN shares as reported with respect to the principal stock exchange or dealer quotation system over which such shares have been traded for the then 20 most recent trading days or (y) if the ABCN shares are not publicly traded, as determined pursuant to the dispute resolution provisions set forth in Section 12 below. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCURRED BY THE OTHER PARTY AND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. Each party acknowledges that the limitations of liability set forth in this Agreement form an essential basis of the bargain between the parties.

         11.  EXPORT MATTERS

         Compliance with the Export Administration Act of 1979, as amended, and the regulations promulgated thereunder, in connection with the performance of the terms of this Agreement and the Receiver Licenses, including obtaining the necessary licenses and approvals for export of technology, shall be the sole responsibility of HTS, and HTS shall use its best commercially reasonable efforts to effect such compliance as soon as practicable. ABCN shall reimburse HTS for the costs of securing the necessary approvals and licenses for HTS's performance of this Agreement and the Receiver License, and HTS agrees to use legal counsel selected by ABCN for such efforts.

         12.  DISPUTE RESOLUTION

              12.1. GOOD FAITH NEGOTIATIONS. ABCN and HTS agree to attempt to resolve any question or dispute that arises regarding or under this Agreement through prompt good faith discussions between their respective officers with decision-making authority. The parties expressly acknowledge and agree that all their respective obligations and responsibilities shall continue in full force and effect during and despite the discussion of any dispute (other than any dispute which has resulted in an attempt to terminate this Agreement as evidenced by written notice of termination). If the parties are unable to resolve the dispute in a mutually satisfactory manner within thirty (30) days from the date of the beginning of discussions, the matter may be submitted by either party to arbitration as provided below.

              12.2. BINDING ARBITRATION. Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, which have not been resolved by good faith negotiations between the parties, shall be resolved exclusively by final and binding arbitration in Washington, D.C. USA, under then current rules of the International Chamber of Commerce (the "ICC"), by a three person arbitration panel.

ABCN and HTS shall each have the right to choose one of the arbitrators, and the third arbitrator shall be mutually chosen from a list of arbitrators in accordance with the ICC rules. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement.

              12.3. AWARD. Any award made (i) shall be in writing and state the arbitration panel's findings of fact and conclusions of law; (ii) shall be made promptly, and in any event within sixty (60) days after the conclusion of the arbitration hearing; and (iii) may contain an award of attorneys' fees for the prevailing party in the interest of justice. The costs of any arbitration proceeding shall be equally divided between or among the involved parties, and each party shall bear its own expenses, including attorneys' fees, unless otherwise awarded by the arbitration panel.

         13.  TERM AND TERMINATION; REMEDIES.

              13.1. TERM. The term of this Agreement shall commence on the date first written above and shall continue until terminated in accordance with this Section 13 or elsewhere in this Agreement.

              13.2. TERMINATION BY EITHER PARTY. If either party shall cease to carry on its business, this Agreement shall terminate effective upon written notice by the party continuing in business to the party ceasing to carry on its business. All licenses and similar rights granted to ABCN in this Agreement shall survive any termination of this Agreement by reason of cessation of business by HTS and any other EchoStar Affiliate responsible for development of the Software and Licensed Receiver Products.

              13.3. WAIVER OF TERMINATION RIGHT. In consideration of the substantial investment required of ABCN in order to establish a DBS System in the Territory, HTS hereby waives any right or remedies that HTS may have to terminate this Agreement by reason of any material breach or default of this Agreement by ABCN and acknowledges that HTS's sole and exclusive remedy shall be recovery of damages by reason of any material breach or default of this Agreement and equitable relief (including but without limitation temporary and permanent injunctions); provided, however, that HTS may terminate this Agreement and the Licenses granted herein upon written notice to ABCN in the event, and only in the event, of the breach by ABCN or any Affiliate of its obligations under the provisions of Sections 3.3, 4.1, 4.2, 7.3 and 14 which has or may be reasonably expected to have a material adverse effect on HTS or the EchoStar Affiliates.

              13.4. TERMINATION RIGHTS OF HTS UPON A COMPETITOR ACQUISITION OF ABCN. Notwithstanding any of the foregoing provisions of this Section 13, in the event of a Competitor Acquisition of ABCN (as defined below), HTS shall be entitled upon thirty (30) days' written notice to ABCN, to terminate (a) the Licenses granted to ABCN under Sections 3.3, 4.1, 7.2 and 7.3 hereof with respect to EchoStar Software which is resident in the Licensed Receiver Products, and (b) the access rights granted to ABCN under Section 3.2 hereof with respect to information, documents and opportunities to confer with HTS personnel which relate to Licensed Receiver Products. The provisions of this
Section 13.4 shall not be construed to require any disassembly of hardware or software resident in the ABCN System upon any termination of rights pursuant to this Section 13.4 and shall not affect any License granted to an Acceptable Asian Manufacturer under Section 6. For purposes of this Section, a "Competitor Acquisition of ABCN" shall mean an entity which is one of the principal direct competitors of HTS or other EchoStar Affiliates in (i) producing Licensed Receiver Products for use in the United States or (ii) providing direct to home satellite services in the United States becoming the entity with the greatest power, directly or indirectly, to direct the management and policies of ABCN on a day-to-day basis (through the ownership of voting securities, by agreement or otherwise).

         14. CONFIDENTIALITY. All information transmitted in writing, orally or electronically, whether marked or indicated as "Confidential," received by either party under this Agreement that is not known by, or generally available to the public at large shall be deemed "Confidential Information" hereunder. The recipient of Confidential Information will not, without the prior written consent of the providing party, use any portion of the Confidential Information for any purpose other than those contemplated by this Agreement, and (i) will hold the Confidential Information in the strictest confidence,
(ii) will exercise the same care with respect thereto as it exercises with respect to its own proprietary and confidential information, and will not, without the providing party's prior written consent, copy or disclose any portion thereof to any third party other than as contemplated by this Agreement. The foregoing shall not prohibit or limit the recipient's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) that (which can be shown by written evidence): (a) is already known to it; (b) is independently developed by it; (c) was received by the recipient on a nonconfidential basis, prior to receipt from the providing party, from a third party lawfully possessing and lawfully entitled to disclose such information without restriction or obligation of confidentiality; or (d) becomes part of the public domain through no breach by the recipient of this Agreement. This Agreement shall not be construed as granting or conferring any rights by license or otherwise, expressly or implicitly, to the Confidential Information, or any invention, discovery or improvement to the Confidential Information, made, conceived or acquired prior to or after the date of this Agreement. The terms of the existing Confidentiality Agreement between Affiliates of the parties to this Agreement are hereby incorporated herein as if the Confidentiality Agreement had been signed by the parties to this Agreement, and the scope of that Confidentiality Agreement is hereby extended to include the matters contemplated by this Agreement. Notwithstanding the foregoing, each of the parties hereto shall be entitled to make any disclosure: (a) required by any governmental authority, the stock exchange or interdealer quotation system (such as Nasdaq), by law or regulations or at court proceedings; (b) to the auditors, lawyers, investment bankers or other representatives of the parties to this Agreement; (c) to the directors, officers or employees of ABCN or HTS for the purpose of enabling them to perform their duties; or (d) with the written consent of other party hereto.

         15. REPRESENTATIONS AND WARRANTIES OF ABCN. ABCN hereby represents and warrants to HTS as follows:

              15.1. ORGANIZATION AND STANDING. ABCN is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, and has the full corporate power and corporate authority to carry on its business as it is now being conducted, to execute and deliver this Agreement and the other documents referred to herein, including without limitation the Systems Integration Agreement, the Systems Development Option Agreement (as defined in the Systems Integration Agreement), the Rights Option Agreement, an agreement regarding programming and a general agreement regarding the transactions contemplated by the other agreements (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby or thereby. ABCN is qualified as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on its business.

              15.2. AUTHORIZATION; ENFORCEABILITY. ABCN will cause its Board of Directors to approve the Transaction Documents and the transactions contemplated thereby in the manner prescribed by law and authorize the execution, delivery and performance of the Transaction Documents. The Transaction Documents, when executed, will constitute valid and binding obligations of ABCN, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

              15.3. NO VIOLATIONS; CONSENTS. Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, will violate any law, rule, regulation, judgment, injunction, decree, determination, award or order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation or imposition of any mortgage, lien, security interest or other charge or encumbrance of any nature under ABCN's Memorandum of Association or Bye-Laws or the terms of any contract or agreement to which ABCN is a party or by which ABCN or any of the assets and properties of ABCN is bound. Neither the execution and delivery by ABCN of this Agreement, nor the consummation by ABCN of any of the transactions contemplated herein, requires any consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any other person.

              16. REPRESENTATIONS AND WARRANTIES OF HTS. HTS hereby represents and warrants to ABCN as follows:

              16.1. ORGANIZATION AND STANDING. HTS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the full corporate power and corporate authority to carry on its business as it is now being conducted, to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.

              16.2. AUTHORIZATION; ENFORCEABILITY. HTS will cause its Board of Directors to approve the Transaction Documents and the transactions contemplated thereby in the manner prescribed by law and authorize the execution, delivery and performance of the Transaction Documents. The Transaction Documents, when executed, will constitute valid and binding obligations of HTS, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

              16.3. NO VIOLATIONS; CONSENTS. Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, will violate any law, rule, regulation, judgment, injunction, decree, determination, award or order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation or imposition of any mortgage, lien, security interest or other charge or encumbrance of any nature under HTS's Certificate of Incorporation or By-Laws or the terms of any contract or agreement to which HTS is a party or by which HTS or any of the assets and properties of HTS is bound. Neither the execution and delivery by HTS of this Agreement, nor the consummation by HTS of any of the transactions contemplated herein, requires any consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any other person (except such approvals relating to export of technology which HTS may be required to obtain under this Agreement and the Systems Integration Agreement).

         17.  MISCELLANEOUS PROVISIONS.

              17.1. ADDITIONAL ACTIONS AND DOCUMENTS. Each of the parties hereto shall take or cause to be taken such further actions, shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and shall obtain such consents as may be necessary or as the other party may reasonably request in order fully to effectuate the purposes, terms, and conditions of this Agreement.

              17.2. ASSIGNMENT; AFFILIATES. Neither party may assign its rights under this Agreement or any interest therein, or attempt to have any other person or entity assume its obligations under this Agreement, without the prior written consent of the other party hereto. However, the parties agree that all rights granted to ABCN hereunder are also applicable, in whole or in part, to Affiliates of ABCN for use in connection with the ABCN System. The parties also agree that HTS shall draw upon the resources of the other EchoStar Affiliates as it deems reasonably necessary to perform its obligations hereunder. HTS represents and warrants to ABCN that among the various EchoStar Affiliates, HTS is the EchoStar Affiliate with the ownership of or other rights to the EchoStar Software, Licensed Receiver Products, and other matters which are the subject of this Agreement or, to the extent HTS is not the owner or rights holder, HTS has obtained access to the personnel and resources of the applicable EchoStar Affiliates necessary for HTS to perform fully the obligations of HTS hereunder. To the extent that HTS is the possessor of the personnel, assets or knowledge necessary to perform any other EchoStar Affiliate's obligations under any of the other Transaction Documents, HTS shall make the same available to such other EchoStar Affiliate (without any cost to or obligation by ABCN) as necessary or appropriate for such other EchoStar Affiliate to perform such other obligations under such other Transaction Documents. Each of ABCN and HTS may assign its rights and liabilities to an Affiliate, provided that ABCN and HTS shall remain responsible for their respective obligations hereunder, notwithstanding any such assignment.

              17.3. NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be faxed and mailed by first-class mail, postage prepaid, or transmitted by hand delivery, overnight or express mail, addresses as follows:

     (i) If to ABCN:    Asia Broadcasting and Communications
                        Network, Ltd.
                        1045 Phaholyothin Road, Kwaeng Samsen Nai,
                        Khet Phyathai, Bangkok
                        Attention: Vorathep Chotinuchit
                        Facsimile No.: (662) 271-3076

   (ii) If to HTS:      Houston Tracker Systems, Inc.
                        90 Inverness Circle East
                        Englewood, Colorado  80112
                        U.S.A.
                        Attention: Michael Dugan
                        Facsimile No.: (303) 649-4930

     with a copy to:    David K. Moskowitz, Senior Vice President and
                          General Counsel
                        90 Inverness Circle East
                        Englewood, Colorado 80112
                        U.S.A.
                        Facsimile No.: (303) 799-0354

Each party may designate by notice in writing a new address or person to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

              17.4. SEVERABILITY. If fulfillment of any provision of this Agreement or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in any Transaction Document operates or would operate prospectively to invalidate any Transaction Document, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of the Transaction Document shall remain operative and in full force and effect.

              17.5. WAIVERS. No waiver by any party of, or consent by any party to, a variation from the requirements of any provision of this Agreement shall be effective unless made in a written instrument duly executed by or on behalf of such party, and any such waiver shall be limited solely to those rights or conditions expressly waived.

              17.6. ENTIRE AGREEMENT; MODIFICATION; PRIORITY; BENEFIT. This Agreement and the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written memoranda and agreements with respect to the matters contemplated herein (including without limitation the MOU), and may not be modified, deleted or amended except by written instrument executed by the parties. All provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns.

              17.7. TAXES. Any and all payments required under this Agreement to be made by one party (the "Paying Party") to the other party (the "Receiving Party") shall be made free and clear of and without deduction or withholding for any and all present or future non-U.S. taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Paying Party shall be required by law or administration thereof to be deducted or withhold any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section) the Receiving Party receives an amount equal to the sum it would have received if no such deduction or withholding had been made, (ii) the Paying Party shall make such deductions or withholdings; and
(iii) the Paying Party shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, the Paying Party will furnish to the Receiving Party a copy of a receipt evidencing payment thereof. The provisions of this section shall also apply to any amounts payable to any Affiliate of HTS.

              17.8. FORCE MAJEURE. (a) If by reason of a Force Majeure (as defined below), HTS or ABCN is unable, wholly or in part, to perform or comply with its respective obligations hereunder, then both parties shall be relieved of liability and shall suffer no prejudice for failing to perform or comply during the continuance and to the extent of the inability so caused from and after the happening of the event of Force Majeure, provided that the party invoking the Force Majeure gives to the other party prompt notice, written or oral (but if oral, promptly confirmed in writing) of such inability and reasonably full particulars of the cause thereof. If notice is not promptly given then the parties shall only be relieved from such performance or compliance from and after the giving of such notice. The party invoking Force Majeure shall use all reasonable efforts to remedy the situation and remove, so far as possible and with reasonable dispatch, the cause of its inability to perform or comply, provided, however, that settlement of strikes, lockouts and other industrial disturbances shall be wholly within the discretion of the party involved. The party invoking Force Majeure shall give prompt notice of the cessation thereof. For greater certainty, if a party invokes Force Majeure to excuse it from performance of an obligations hereunder, the other party shall be relieved of its obligation to make any payment to the party invoking Force Majeure on account of such obligation which is not being performed.

              (b) The term "Force Majeure" shall mean any cause of any kind whatsoever not within the control of a party and which such party could not, by reasonable diligence, have foreseen or avoided, which may include without limitation the following: acts of God and the public enemy; the elements; fire; accidents; breakdowns; vandalism; sabotage; breakage or accident to equipment; satellite or equipment failure; the necessity of making repairs to equipment; strikes; lockouts and any other industrial, civil or public disturbances; any laws, orders, rules, regulations, acts or restraints of any government or governmental body or authority, civil or military, including the orders and judgment of courts; provided, however, that the term "Force Majeure" shall not include the revocation or modification of any necessary governmental consent, authorization or approval caused by a violation of the terms thereof or consented to by the party holding such consent, authorization or approval.

              17.9. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of New York (but not including the choice of law rules thereof or the United Nations Convention on Contracts for the International Sale of Goods).

              17.10. EXECUTION. To facilitate execution, this Agreement and any of the other Transaction Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

                          [Signatures commence on next page]

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the date first written above.

                                          HOUSTON TRACKER SYSTEMS, INC.


                                          By:  /s/ CHARLIE ERGEN
                                             ------------------------------
                                          Name:    Charlie Ergen
                                               ----------------------------
                                          Title:   CEO
                                                ---------------------------


                                          ASIA BROADCASTING AND
                                          COMMUNICATIONS NETWORK, LTD.


                                          By:  /s/ SURADET MUKYANGKOON
                                             ------------------------------
                                          Name:    Suradet Mukyangkoon
                                               ----------------------------
                                          Title:   President
                                                ---------------------------

                                                                     SCHEDULE 1

                              LICENSED RECEIVER PRODUCTS

Licensed Receiver Products currently produced by HTS, or anticipated to be in production within the next two years.

    BAKER: A cost reduced version of HTS's initial product development, including software improvements incorporated by HTS. SEE ATTACHED SPECIFICATION SHEET FOR PRODUCT FEATURES.

    CHARLIE: The Charlie receiver, present in the initial stages of development, but anticipated to be available in timeframes complementary to ABCN's service. Capabilities and features have not yet been finalized.

    REMOTE CONTROL: Certain IR and UHF remote control technology developed and/or implemented by HTS for use in conjunction with the HTS receiver family.

    LNBF: Certain LNBF technology developed and/or implemented by HTS for use in conjunction with the HTS receiver family.

    DISH: Certain dish (antenna) technology developed and/or implemented by HTS for use in conjunction with the HTS receiver family.

    MANUAL: User Manual text and graphics implemented by HTS to describe the installation and operation of the DISH Satellite system.

                                                                   SCHEDULE 2-A


                                  ECHOSTAR SOFTWARE

Primary categories of EchoStar software include the following areas:

1. Receivers: Software to support receiver products described in Schedule 1 excluding Conditional Access task/verification source code.
2. Uplink Facility: HTS will determine if there exists any software developed by HTS or Affiliates to support the Uplink Facility that may be applicable to the support of the ABCN facility in Thailand and, if so, will provide such software to ABCN in accordance with the Agreement.
3.  Nucleus Plus OS (Operating System) Shell.

                                                                   SCHEDULE 2-B

                                 THIRD PARTY SOFTWARE

Listed below is Third Party software likely to be required for use in the ABCN system, along with the supplier of the software.

[CONFIDENTIAL MATERIAL REDACTED]

                                                                     SCHEDULE 3

                             NON-HTS RECEIVER TECHNOLOGY

1.   Hardware Technology

       [CONFIDENTIAL MATERIAL REDACTED]

2.   Software Technology

       [CONFIDENTIAL MATERIAL REDACTED]

                                                                     SCHEDULE 4

                            ACCEPTABLE ASIAN MANUFACTURER

    [CONFIDENTIAL MATERIAL REDACTED]

                                                                     SCHEDULE 5


                        REIMBURSABLE EXPENSES AND HOURLY RATES

Invoices for Reimbursable Expenses shall be supported by relevant documentary evidence, which shall consist of a copy of bills for each expense which is in excess of US $50.00. ABCN shall not be responsible for reimbursement of expenses, of any nature, in excess of [CONFIDENTIAL MATERIAL REDACTED] without prior approval by ABCN.


       CATEGORY                RATE PER HOUR        MAXIMUM DAILY CHARGE
       --------                -------------        --------------------

Executive Management
Sr. Engineering Management     [CONFIDENTIAL           [CONFIDENTIAL
Sr. Engineering                   MATERIAL               MATERIAL
Engineering                      REDACTED]               REDACTED]

                                                                     SCHEDULE 6

                                CLAIMS OF INFRINGEMENT

- Any and all technology, intellectual property rights of, or obligation to pay royalties to, Starsight Telecast, Inc. or any Affiliate thereof.

- Any and all technology, intellectual property rights of, or obligation to pay royalties relating to, the MPEG2 standard.

- Any and all technology, intellectual property rights of, or obligation to pay royalties relating to, the DVB standard and its implementation by HTS.

- Any and all technology or intellectual property rights of, or obligation to pay royalties relating to, Personalized Media Corp or any Affiliate thereof.

- Any and all technology or intellectual property rights of, or obligation to pay royalties relating to, Accelerated Technologies, Inc. (Nuclear Plus).

- Any and all technology or intellectual property rights of, or obligation to pay royalties relating to, Mitel Corporation.

- Any and all technology or intellectual property rights of, or obligation to pay royalties relating to, the Smart Cards and the reading of the Smart Cards by the Digital Satellite Receiver System.

- Any and all technology or intellectual property rights of, or obligation to pay royalties relating to, Feature Film Services, Inc.